UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2016

AGENUS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-674-4400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Agenus Inc. announced today that the first patient has been dosed in a Phase 1/2 clinical trial of the anti-GITR agonist antibody INCAGN1876. The trial is being conducted by, and in collaboration with, Incyte Corporation. The open-label, dose-escalation portion of the trial will evaluate the safety and tolerability of INCAGN1876 in patients with advanced or metastatic solid tumors and determine the pharmacologically active and/or maximum tolerated dose of INCAGN1876. Part 2 of the trial is planned to further evaluate the recommended dose of INCAGN1876 in selected tumor types, including advanced or metastatic endometrial adenocarcinoma, melanoma, non-small cell lung cancer and renal cell carcinoma.

INCAGN1876 is an agonist antibody targeting the glucocorticoid-induced TNFR-related protein, or GITR.  Upon activation, GITR, a co-stimulatory receptor, can stimulate immune cells to target and potentially destroy cancer cells. This antibody was discovered during an earlier collaboration with Ludwig Cancer Research. INCAGN1876 is being co-developed with Incyte Corporation.

The full text of the press release issued in connection with the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated June 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 22, 2016	AGENUS INC.

		By:	/s/ C. Evan Ballantyne
C. Evan Ballantyne
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated June 22, 2016.